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                                                                     EXHIBIT 5.1


                [Letterhead of Morris, Nichols, Arsht & Tunnell]

                                 January 9, 2002

Newmont Mining Corporation
1700 Lincoln Street
Denver, CO  80203

    Re:      Registration Statement on Form S-4 of Newmont Mining Corporation
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Ladies and Gentlemen:

                  You have requested our opinion with respect to certain matters of Delaware law in connection with the above-captioned Registration Statement on Form S-4 to be filed by Newmont Mining Corporation, a Delaware corporation ("Newmont"), with the United States Securities and Exchange Commission (the "Registration Statement") with respect to (i) the shares of Newmont common stock, par value $1.60 per share (the "Newmont Common Stock") proposed to be issued in connection with Newmont's off-market bid (the "Offer"), through an indirect, wholly-owned limited liability company (the "LLC"), to acquire all the outstanding ordinary shares in the capital of Normandy Mining Limited, an Australian corporation ("Normandy"), including ordinary shares of Normandy represented by Normandy American depository receipts (but excluding any ordinary shares of Normandy owned by Franco-Nevada, a Canadian corporation) for 3.85 shares of Newmont Common Stock and A$50.00 for every 100 ordinary shares of Normandy, or (ii) in the alternative, shares of common stock, par value $1.60 per share (the "Holdco Common Stock"), of Delta Holdco Corp., a Delaware corporation and wholly-owned subsidiary of Newmont ("Holdco"), proposed to be issued in connection with the Offer, if the Merger, as defined herein, is consummated prior to the consummation of the Offer.

                  Newmont has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of January 8, 2002, by and among Newmont, Holdco and Delta Acquisitionco Corp., a Delaware corporation and direct, wholly-owned subsidiary of Holdco ("Acquisitionco"), pursuant to which, among other things,
(i) Acquisitionco will merge with and into Newmont (the "Merger"), with Newmont continuing as the surviving corporation and a direct, wholly-owned subsidiary of Holdco and (ii) each issued and outstanding share of Newmont Common Stock will be converted into one share of Holdco Common Stock. If the Merger is not consummated prior to the consummation of the Offer, Newmont plans to amend (the "Amendment") its Restated Certificate of Incorporation (the "Newmont Restated Certificate of Incorporation"), by filing a certificate of amendment, in proper form, of the Newmont Restated Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware (the "Secretary of State"), to increase the number of authorized

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Newmont Mining
Corporation January 9, 2002
Page 2

shares of Newmont Common Stock.

                  For purposes of rendering the opinion expressed herein, we have examined and relied upon the following documents in the forms provided to us by or on behalf of Newmont: the certificate of incorporation of Newmont, as amended to date (the "Newmont Restated Certificate of Incorporation"); the current Bylaws of Newmont; the certificate of incorporation of Holdco, as amended to date (the "Holdco Certificate of Incorporation"); the current Bylaws of Holdco; the Merger Agreement; and the Registration Statement (excluding the annexes and appendices thereto). We have further assumed for purposes of this opinion the due incorporation, organization, valid existence and good standing of each entity that is a party to any of the documents reviewed by us under the laws of the State of Delaware. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

                  Based upon and subject to the foregoing and the additional assumptions set forth below, and limited in all respects to matters of Delaware law, it is our opinion that:

                  1. In the event that the Merger is not consummated prior to the consummation of the Offer, the shares of Newmont Common Stock being registered under the Registration Statement, when issued on the terms provided for in the Offer, will be validly issued, fully paid and nonassessable.

                  2. In the event that the Merger is consummated prior to the consummation of the Offer, the shares of Holdco Common Stock being registered under the Registration Statement, when issued on the terms provided for in the Offer, will be validly issued, fully paid and nonassessable.

                  In connection with our opinion expressed in paragraph 1 above, we have also assumed: (i) that the Offer and the issuance of the shares of Newmont Common Stock to be issued in connection with the Offer were duly authorized by all necessary action of Newmont; (ii) that prior to the filing of the Certificate of Amendment with the Secretary of State, the Amendment will be duly authorized by all necessary action by Newmont and the filing of the Certificate of Amendment will be duly authorized by all necessary action by Newmont; (iii) that the Certificate of Amendment will be duly executed prior to being filed with the Secretary of State; (iv) that there will be a sufficient number of authorized and unissued shares of Newmont Common Stock to satisfy the obligations of Newmont to issue shares of Newmont Common Stock as provided for in the Offer and that none of such shares of Newmont Common Stock will be subscribed for or otherwise committed to be issued; (v) that prior to the issuance of the shares of Newmont Common Stock to be issued on the terms provided for in the Offer, Newmont, or


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Newmont Mining Corporation
January 9, 2002
Page 3



the LLC on its behalf, will receive for each share of Newmont Common Stock to be issued on the terms provided for in the Offer consideration at least equal to the par value of a share of Newmont Common Stock; and (vi) that upon consummation of the Offer, Newmont will issue certificates, containing the information required by Section 151(f) of the General Corporation Law of the State of Delaware, representing the shares of Newmont Common Stock, and that such certificates shall represent the proper number of shares of Newmont Common Stock to be issued pursuant to the Offer.

                  In connection with our opinion expressed in paragraph 2 above, we have also assumed: (i) that each party to the Merger Agreement has the corporate power and authority to execute, deliver and perform its obligations under the Merger Agreement; (ii) that the Merger Agreement has been, or will, prior to the filing of the certificate of merger with the Secretary of State, as contemplated by the Merger Agreement, be (A) duly authorized by all necessary action and executed and delivered by each party thereto and (B) duly certified and acknowledged by Newmont and Acquisitionco; (iii) that the Offer, including the receipt by the LLC of the ordinary shares of Normandy, as contemplated by the Offer, in consideration of the issuance of the Holdco Common Stock, and the issuance of the shares of Holdco Common Stock to be issued in connection with the Offer have been or will, prior to the issuance of the Holdco Common Stock, be duly authorized by Holdco by all necessary action; (iv) that there will be a sufficient number of authorized and unissued shares of Holdco Common Stock to satisfy the obligations of Holdco to issue shares of Holdco Common Stock as provided for in the Offer and that none of such shares of Holdco Common Stock will be subscribed for or otherwise committed to be issued; (v) that Holdco, or the LLC on its behalf, will receive for each share of Holdco Common Stock to be issued on the terms provided for in the Offer consideration at least equal to the par value of a share of Holdco Common Stock; (vi) a certificate of merger with respect to the Merger, in proper form, will be filed with the Secretary of State; and (vii) that upon consummation of the Offer, Holdco will issue certificates, containing the information required by Section 151(f) of the General Corporation Law of the State of Delaware, representing the shares of Holdco Common Stock, and that such certificates shall represent the proper number of shares of Holdco Common Stock to be issued pursuant to the Offer.

                  We hereby consent to the filing of this opinion as exhibit 5 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                  The opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond those expressly stated herein. We assume no obligation to revise or supplement this opinion should the applicable law be changed by legislative action, judicial decision or otherwise after the date of this opinion.

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Newmont Mining Corporation
January 9, 2002
Page 4




                  This opinion is furnished to you in connection with your filing of the Registration Statement and, except as consented to, supra, is not
                                                                  -----
to be used, circulated, quoted or otherwise relied upon for any other purpose.



                                              Very truly yours,


                                              Morris, Nichols, Arsht & Tunnell